The South Financial Group

2006 – 2008 LONG TERM INCENTIVE PLAN

Restricted Stock Unit Award Agreement

This Agreement is made as of April 21, 2006 (the “Grant Date”), by and between The South Financial Group (the "Company") and (the “Participant”).

DISCLAIMER

THIS DOCUMENT IS NOT A CONTRACT OF EMPLOYMENT. THE EMPLOYMENT RELATIONSHIP BETWEEN THE SOUTH FINANCIAL GROUP AND ITS EMPLOYEES WHO DO NOT HAVE A SPECIFIC INDIVIDUAL EMPLOYMENT CONTRACT IS AT-WILL AND VOLUNTARY. THIS MEANS THAT EITHER THE SOUTH FINANCIAL GROUP OR AN EMPLOYEE CAN TERMINATE THE EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT CAUSE AND WITH OR WITHOUT NOTICE. THE EMPLOYMENT AT-WILL STATUS OF SUCH EMPLOYEES CANNOT BE ALTERED BY THIS DOCUMENT OR ANY OTHER STATEMENT OR REPRESENTATION, BUT CAN ONLY BE CHANGED BY A WRITTEN CONTRACT, WHICH MUST BE SIGNED BY THE APPROPRIATE MEMBER OF THE EXECUTIVE COMMITTEE.

ALL EMPLOYEES WHICH HAVE ENTERED INTO OR MAY LATER ENTER INTO SUCH A WRITTEN CONTRACT ARE FURTHER ADVISED THAT THIS DOCUMENT DOES NOT AND CANNOT IN ANY WAY ALTER, MODIFY, OR AMEND SUCH A CONTRACT.

ALL EMPLOYEES ARE FURTHER ADVISED THAT THE EMPLOYMENT RELATIONSHIP BETWEEN THE SOUTH FINANCIAL GROUP AND ITS EMPLOYEES CANNOT BE AND IS NOT INTENDED TO BE MODIFIED IN ANY WAY BY ANY EMPLOYEE’S OWNERSHIP, VESTING, OR OTHER INTEREST OF ANY KIND IN ANY BENEFIT OR ASSET THAT MAY BE PROVIDED OR AWARDED UNDER THIS PLAN.

SOME PROVISIONS OF THIS PLAN MAY BE CONDITIONED UPON CONTINUED EMPLOYMENT WITH THE SOUTH FINANCIAL GROUP OR MAY OTHERWISE BE RELATED TO THE DURATION OF EMPLOYMENT WITH THE SOUTH FINANCIAL GROUP. NO RELATIONSHIP BETWEEN THE PROVISIONS OF THIS PLAN AND A PARTICIPANT’S STATUS AS AN EMPLOYEE WITH THE SOUTH FINANCIAL GROUP SHALL CONSTITUTE AN ALTERATION OF ANY KIND TO THE EMPLOYMENT RELATIONSHIP BETWEEN THE SOUTH FINANCIAL GROUP AND ANY EMPLOYEE.

WHEREAS, the Compensation Committee of the Board of Directors (Committee) has, pursuant to the Plan, made an Award to the Participant and authorized and directed the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

1.

Award. The Participant is hereby granted an Award of x Stock Units (hereinafter sometimes “Units”). Of this award, one-third or x Units which will be subject to Employment Conditions and two-thirds or x Units will be subject to Performance Conditions with respect to the Performance Period January 1, 2006 through December 31, 2008. If maximum or stretch levels of performance are achieved, than the number of Units that can be earned can increase by 50%. For your award, the x Units subject to Performance Conditions can increase to x Units at stretch performance. The Performance Measures, Performance Goals, Performance Formula and Employment Conditions applicable to this Award are set forth in the Award Schedule attached hereto and made a part hereof.

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2.	Payment.
(i)

As soon as practicable after the close of the Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved. If the Performance Goals have been achieved, the Committee will determine the number of Units that have vested based upon the Performance Formula set forth in the Award Schedule. Units that have not met the Performance Conditions will be forfeited.

(ii)	Units subject to the Employment Conditions will vest according to the Award Schedule.
(iii)	As soon as practical after the Units have vested, the Company shall deliver to the Participant one share of Stock for each Restricted Stock Unit so earned.
3.	Termination. No payment shall be made with respect to this Award and all of the Units granted hereunder will be forfeited if the Participant is not an Employee as of the date of vesting.
4.

Change of Control. Anything in this Agreement to the contrary notwithstanding, in the event of a Change of Control as defined by the Plan document, all Units subject to Employment Conditions will vest as of the date of the Change in Control. All Units subject to Performance Conditions will vest at the 100% level as of the date of the Change in Control.

5.

Overlap with 2004 to 2006 LTIP Plan. 50% of any award earned in 2006 under the 2004 to 2006 LTIP plan will reduce the number of Units that vest based on the Employment Condition beginning with shares that vest in early 2007.

6.

Taxes. The Company shall withhold all applicable taxes required by law from all amounts paid in satisfaction of the Award. A Participant may satisfy the tax obligation with respect to the Award (i) by paying the amount of any such taxes in cash or check (subject to collection), (ii) by the delivery (or attestation of ownership) of shares of Stock, or (iii) with the approval of the Committee, by having shares of Stock deducted from the payment. The amount of the withholding and, if applicable, the number of shares of Stock to be deducted shall be determined by the Committee as of when the withholding is required to be made, provided that the number of shares of Stock so withheld shall not exceed the minimum required amount of such withholding.

7.	Non-Assignability. Stock Equivalent Units are not assignable or transferable other than by will or by the laws of descent and distribution.
8.

Rights as a Stockholder. Subject to the terms and provisions of applicable law and of this Agreement, the Participant shall have all rights of a stockholder of the Company with respect to the Units, including the right to vote the Units and receive all dividends or other distributions paid or made with respect thereto.

9.	Distributions with Respect to Stock.
(i)

While the Performance Conditions are in force, any cash dividends paid with respect to the Company’s common stock will be payable to Restricted Stock Unit holders subject to the terms below. The cash dividends shall be held un-invested by the Company and subject to the same terms and conditions as the Units while the performance conditions are still in force. Cash dividends related to Units that have satisfied the performance conditions will be paid to the participant as soon as practical after the performance conditions have been satisfied. Cash dividends related to Units that were forfeited will also be forfeited.

(ii)	While the Employment Conditions are in force, cash dividends will be paid on the same basis and timing as common stock holders.
(iii)

Restricted Stock Unit participants will receive any stock dividends on the same basis as common stock holders, except their dividends will be in the form of additional Units. Any Units received by a recipient as a stock dividend, or as a result of stock splits, recapitalizations, combinations, exchanges

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of shares, reorganizations, mergers, consolidations or otherwise, directly or indirectly, the Restricted Stock Unit shall have the same status and be subject to this Agreement.

10.

No Right to Continued Service. Nothing herein shall obligate the Company or any Subsidiary or Affiliate of the Company to continue the Participant’s employment or other service for any particular period or on any particular basis of compensation.

11.

Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Participant and his or her executors or administrators, heirs, and personal and legal representatives.

12.

Execution. This Award is not enforceable until this Agreement has been signed by the Participant and the Company. By executing this Agreement, the Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

13.	Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of South Carolina, without regard to the conflict of laws principles thereof.
14.	Modifications. No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.
15.

Entire Agreement. This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the Units granted hereunder, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Units other than as set forth herein or therein. The terms and conditions of the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

16.	Construction. The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.
17.

Notices. Any and all notices required herein shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if to the Participant, to his or her address as reflected in the records of the Company.

18.

Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the day and year first above written.

The South Financial Group

By:
Executive Vice President

Name

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Award Schedule For 2006 – 2008 Restricted Stock Units

(Based On Employment Conditions)

Grant Year	% of Restricted Stock Units	Number of Restricted Stock Units - Target
2006	100%

Employment Conditions

Cumulative Percent of Award	Restrictions Lapse as of
33.30%	January 31, 2007
33.30%	January 31, 2008
33.40%	January 31, 2009

AWARD SCHEDULE FOR 2006 – 2008 Restricted Stock Units

(Based On Performance)

Performance Period	% of Restricted Stock Units	Number of Restricted Stock Units - Target	Number of Restricted Stock Units - Stretch
2006 to 2008	100%

Performance Rating

For each performance period, the Board will evaluate the performance of The South Financial Group versus two established performance measures and the approved threshold, target and stretch performance levels. The percentage performance of each measure will be determined independently. Once the percentage performance has been determined, an overall percentage performance will be calculated by adding together each performance measure’s weight times the percentage performance for that measure. The percentage of Units that have met the performance conditions is equal to the overall percentage performance times the number of Units awarded.

The percentage performance for each measure will be determined in the following manner:

1.	If performance is below the threshold, then that measures percentage performance is 0%.
2.	If performance is below the target but exceeds the threshold, then that measures percentage performance is calculated based on straight-line interpolation and will be between 50% and 100%.
3.	If performance is exactly equal to the target, then that measures percentage performance is 100%.
4.	If performance is in between the target and the stretch, then that measures percentage performance is calculated based on straight-line interpolation and will be between 100% and 150%.
5.	If performance is equal to or exceeds the stretch, then the percentage performance is 150%.

Operating EPS Growth versus Peers (50% Weight)

Net Income ROE (50% Weight)

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